Exhibit 99.1
Endurance Reports Third Quarter 2016 Financial Results

PEMBROKE, Bermuda – November 4, 2016 – Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income available to common shareholders of $130.1 million and $1.92 per diluted common share for the third quarter of 2016 versus net income of $43.6 million and $0.73 per diluted common share for the third quarter of 2015.

For the nine months ended September 30, 2016, Endurance reported net income available to common shareholders of $313.1 million and $4.64 per diluted common share versus net income of $219.9 million and $4.39 per diluted common share for the nine months ended September 30, 2015. Book value per diluted common share was $70.00 at September 30, 2016, up 6.9% from December 31, 2015.

Operating Highlights
Operating highlights for the quarter ended September 30, 2016 were as follows:

•	Gross premiums written of $760.7 million, an increase of 18.4% compared to the same period in 2015.

•	Net premiums written of $349.0 million, an increase of 3.7% compared to the same period in 2015.

•	Combined ratio of 87.3% compared to 87.9% for the same period in 2015.

•
Net loss ratio of 54.3% compared to 47.4% for the same period in 2015. The net loss ratio for the current quarter was impacted by favorable prior year loss reserve development of $54.3 million or 8.9 percentage points compared to $67.3 million or 12.1 percentage points for the third quarter of 2015.

•	Net investment income of $62.2 million, an increase of $45.7 million from the same period in 2015.

•	Net foreign exchange gains included in net income were $18.6 million, which were largely offset by foreign currency translation adjustments included in accumulated other comprehensive income (loss).

•
Net income available to common shareholders of $130.1 million and $1.92 per diluted common share versus net income of $43.6 million and $0.73 per diluted common share for the third quarter of 2015. Operating income of $102.8 million and $1.52 per diluted common share, an increase of 116.0% and 90.0%, respectively, compared to the same period in 2015.

•
Net income return on average common equity for the quarter of 2.8% or 11.1% on an annualized basis while operating income return on average common equity for the quarter was 2.2% or 8.8% on an annualized basis.

Operating highlights for the nine months ended September 30, 2016 were as follows:

•	Gross premiums written of $3,509.3 million, an increase of 25.1% compared to the same period in 2015.

•	Net premiums written of $2,005.6 million, an increase of 20.8% compared to the same period in 2015.

•	Combined ratio of 86.1% compared to 85.6% for the same period in 2015.

•
An overall net negative financial impact from catastrophe losses in 2016 of $67.6 million, consisting of net loss expenses of $85.0 million partially offset by $10.3 million in net reinstatement premiums and $7.1 million of amounts attributable to non-controlling interests.

•
Net loss ratio of 53.9% compared to 48.1% for the same period in 2015, which was impacted by 4.5 percentage points of catastrophe losses from 2016 events. The net loss ratio for the current period also included favorable prior year loss reserve development of $174.0 million or 9.9 percentage points compared to $183.3 million or 13.0 percentage points for the same period in 2015.

•	Net investment income of $117.4 million, an increase of $26.7 million over the same period in 2015.

•	Net foreign exchange gains included in net income were $63.1 million, which were offset by foreign currency translation adjustments included in accumulated other comprehensive income (loss).

•
Net income available to common shareholders of $313.1 million and $4.64 per diluted common share versus net income of $219.9 million and $4.39 per diluted common share for the nine months ended September 30, 2015. Operating income of $242.0 million and $3.59 per diluted common share, an increase of 10.8% and a decrease per share of 17.7% compared to the same period in 2015 due to the weighted average impact of common shares issued related to Endurance's acquisition of Montpelier.

Insurance Segment
Operating highlights for Endurance’s Insurance segment for the quarter ended September 30, 2016:

•	Gross premiums written of $568.3 million, an increase of $119.7 million or 26.7% from the third quarter of 2015.

•
Non-agriculture lines of business, which include casualty and other specialty, professional lines and property, marine/energy and aviation lines of business grew 42.5% from a year ago driven by the expansion of the Company's underwriting capabilities by product and geography over the last three years as well as from the renewal and expansion of business written within the Company's Lloyd's syndicate acquired from Montpelier in 2015.

•	The agriculture insurance line of business declined 3.0% compared to a year ago primarily as a result of lower commodity prices.

•	Net premiums written of $202.7 million, an increase of $27.8 million or 15.9% from the third quarter of 2015.

•
Non-agriculture lines of business increased 5.7% due to strong growth in gross premiums written partially offset by increased cessions through whole account quota shares as well as individual cessions by line of business.

•	The agriculture line of business increased $19.4 million or 65.6% due to the timing of third party reinsurance contract placements.

•	Combined ratio of 104.6% compared to 83.6% for the same period in 2015.

•
The net loss ratio increased 14.8 percentage points to 74.4% compared to 59.6% for the same period in 2015. The current accident year net loss ratio of 77.9% increased 8.7 percentage points due to increased attritional and large losses, primarily within the property, marine/energy and aviation line of business. Five large industry losses estimated at $2.0 billion in this line of business resulted in net losses of $16.4 million or 6.0 percentage points in the current period. The current period’s net loss ratio included favorable prior year loss reserve development of $9.6 million or 3.5 percentage points.

•
The general and administrative expense ratio increased 1.3 percentage points, reflecting an increase of the Company's expense base as a result of added underwriting teams partially offset by a greater amount of ceding commissions received.

•
The acquisition expense ratio increased 4.9 percentage points in the current quarter as non-agriculture lines of business with higher acquisition costs accounted for a greater percentage of earned premiums compared to a year ago.

Operating highlights for Endurance’s Insurance segment for the nine months ended September 30, 2016:

•	Gross premiums written of $1,997.1 million, an increase of $343.5 million or 20.8% over the same period in 2015.

•	Net premiums written of $813.3 million, an increase of 21.5% over the same period in 2015.

•
Combined ratio of 95.6% compared to 88.7% for the same period in 2015. The combined ratio was impacted by higher net loss and acquisition expense ratios, partially offset by a lower general and administrative expense ratio. The current period’s net loss ratio included $57.0 million or 7.6 percentage points of favorable prior year loss reserve development and $3.7 million or 0.5 percentage points of catastrophe losses, net of reinsurance, from 2016 events.

Reinsurance Segment
Operating highlights for Endurance’s Reinsurance segment for the quarter ended September 30, 2016:

•	Gross premiums written of $192.4 million, a decrease of $1.6 million or 0.8% from the third quarter of 2015.

•	The catastrophe line of business increased $10.4 million due to the targeted renewal of acquired Montpelier business.

•
The specialty line of business increased $5.2 million largely due to growth in marine, agriculture and aviation, as global underwriting teams added over the past three years continue to identify attractive new opportunities.

•
The property line of business decreased $11.4 million, predominantly due to targeted non-renewals and reductions of signed lines, partially offset by new business and select renewal of business acquired from Montpelier.

•
The casualty line of business decreased $7.4 million, predominantly driven by a timing difference on its only two multi-year deals written in the third quarter of 2015, partially offset by new business written.

•
Net premiums written of $146.3 million, a decrease of $15.5 million or 9.6% from the third quarter of 2015. The decrease in net premiums written was driven by a decline in gross premiums as well as increased third party retrocessional protection purchased.

•	Combined ratio of 69.7% compared to 68.0% for the same period in 2015.

•
The current period’s net loss ratio of 38.1% improved 0.4 percentage points compared to 2015. The decrease in the current quarter accident year net loss ratio of 1.1 percentage points was predominantly due to improvements within the casualty, property and specialty lines of business. The current period’s net loss ratio included favorable prior year loss reserve development of $44.6 million or 13.2 percentage points.

•
The 3.1 percentage point increase in the current quarter's acquisition expense ratio was largely due to the earning of premiums acquired from Montpelier that did not have related acquisition costs in the third quarter of 2015 and a higher percentage of premiums earned from the casualty and professional lines in the current quarter which have higher associated acquisition costs.

•
The general and administrative expense ratio declined 1.0 percentage point in the third quarter of 2016, primarily as a result of leveraging higher earned premiums with a declining expense base that benefited from increased ceding commissions received.

Operating highlights for Endurance’s Reinsurance segment for the nine months ended September 30, 2016:

•	Gross premiums written of $1,512.2 million, an increase of $360.6 million or 31.3% over the same period in 2015 largely due to the targeted renewals of acquired Montpelier business.

•	Net premiums written of $1,192.3 million, an increase of 20.3% over the same period in 2015.

•
Combined ratio of 75.7%, compared to 71.5% for the same period in 2015. The combined ratio was impacted by a higher net loss ratio partially offset by lower acquisition and general and administrative expense ratios. The current period’s net loss ratio included $117.0 million or 11.5 percentage points of favorable prior year loss reserve development and 7.7 percentage points of net catastrophe losses from 2016 events, which amounted to $81.3 million before reinstatement premiums of $10.3 million.

Investments
Endurance’s net investment income for the quarter and nine months ended September 30, 2016 was $62.2 million and $117.4 million, an increase of $45.7 million and $26.7 million, respectively, compared to the same periods in 2015. The total investment return of Endurance’s investment portfolio was 1.11% and 3.14% for the quarter and nine months ended September 30, 2016, respectively, compared to (0.11)% and 0.65% for the quarter and nine months ended September 30, 2015, respectively.

Net investment income benefited from increases in investment income generated from Endurance’s trading and available for sale investments for the quarter and nine months ended September 30, 2016 compared to the same periods in 2015 due to an increase in invested assets. During the quarter and nine months ended September 30, 2016, Endurance’s net investment income on its alternative investment funds and high yield loan funds, which are included in other investments, included gains of $22.8 million and losses of $0.2 million, as compared to gains of $17.7 million and $1.8 million in the same periods in 2015. The ending book yield on Endurance’s fixed maturity investments at September 30, 2016 was 2.27%, up from 2.03% at September 30, 2015.

At September 30, 2016, Endurance’s fixed maturity and short term investments, which comprises 83.9% of Endurance’s investments, had an average credit quality of AA- and a duration of 2.66 years. Endurance’s available for sale portfolio was in a net unrealized gain position of $125.1 million at September 30, 2016, an increase of $137.7 million from December 31, 2015. Endurance recorded net realized and unrealized investment gains, net of impairments, of $13.2 million and $22.9 million during the quarter and nine months ended September 30, 2016, compared to gains of $5.0 million and $31.8 million during the quarter and nine months ended September 30, 2015.

Endurance ended the third quarter of 2016 with cash and invested assets of $8.8 billion, which represents a 1.3% decrease from December 31, 2015. Net operating cash inflow was $59.4 million for the nine months ended September 30, 2016 versus an outflow of $74.0 million for the same period in 2015.

Capitalization and Shareholders’ Equity
At September 30, 2016, Endurance’s shareholders’ equity was $5.22 billion or $70.00 per diluted common share versus $5.12 billion or $65.48 per diluted common share at December 31, 2015. For the quarter and nine months ended September 30, 2016, Endurance declared and paid common dividends of $0.38 and $1.14 per share, respectively.
Operating income, operating return on average common equity, operating income per diluted common share, operating income allocated to common shareholders and the combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes agriculture, casualty and other specialty, professional lines and property, marine/energy and aviation lines of insurance and catastrophe, property, casualty, professional lines and specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda.  For more information about Endurance, please visit www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include, and Endurance may make related oral forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words "should," “would,” "expect," "intend," "plan," "believe," "project," “target,” "anticipate," "seek," "will," “deliver,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Endurance’s most recent Annual Report on Form 10-K and other documents of Endurance on file with the Securities and Exchange Commission. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Endurance will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Endurance or its business or operations. Except as required by law, Endurance undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

The contents of any website referenced in this press release are not incorporated by reference herein.

Contact:
Investor Relations
Phone: +1 441 278 0988
Email: investorrelations@endurance.bm

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of United States dollars, except share and per share amounts)

	September 30,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$1,323,110	$1,177,750
Fixed maturity investments, trading, at fair value	2,393,352	1,587,160
Fixed maturity investments, available for sale, at fair value	3,596,720	4,359,019
Short-term investments, trading, at fair value	226,454	394,111
Short-term investments, available for sale, at fair value	34,934	25,685
Equity securities, trading, at fair value	23,120	15,229
Equity securities, available for sale, at fair value	496,402	513,585
Other investments	679,007	872,617
Securities pledged under repurchase agreements	124,303	—
Premiums receivable, net	2,264,651	1,376,328
Insurance and reinsurance balances receivable	127,849	102,403
Deferred acquisition costs	311,894	255,501
Prepaid reinsurance premiums	825,913	498,574
Reinsurance recoverable on unpaid losses	1,124,976	907,944
Reinsurance recoverable on paid losses	311,324	288,026
Accrued investment income	30,073	30,213
Goodwill and intangible assets	489,522	553,960
Deferred tax asset	57,050	64,164
Net receivable on sales of investments	106,305	31,873
Other assets	283,474	187,383
Total Assets	$14,830,433	$13,241,525

Liabilities
Reserve for losses and loss expenses	$4,807,868	$4,510,415
Reserve for unearned premiums	2,348,566	1,789,148
Reinsurance balances payable	1,018,618	661,213
Payable under repurchase agreements	120,997	—
Debt	705,179	717,650
Net payable on purchases of investments	203,592	63,442
Deferred tax liability	12,815	17,315
Other liabilities	389,561	358,270
Total Liabilities	9,607,196	8,117,453

Shareholders' Equity
Preferred shares
Series B, non-cumulative - nil issued and outstanding (2015 - 9,200,000)	—	9,200
Series C, non-cumulative - 9,200 issued and outstanding (2015 - 9,200)	9	9
Common shares
67,594,088 issued and outstanding (2015 - 66,797,991)	67,594	66,798
Additional paid-in capital	1,953,507	2,145,836
Accumulated other comprehensive income (loss)	27,993	(46,634)
Retained earnings	2,917,141	2,681,053
Total Shareholders’ Equity Available to the Company	4,966,244	4,856,262
Non-controlling interests	256,993	267,810
Total Shareholders' Equity	5,223,237	5,124,072

Total Liabilities and Shareholders’ Equity	$14,830,433	$13,241,525

Book Value per Common Share
Basic common shares outstanding	66,185,927	65,440,712
Dilutive common shares outstanding	67,655,803	67,136,986
Basic book value per common share [a]	$71.56	$67.18
Diluted book value per common share [a], [b]	$70.00	$65.48
Note: All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2015, which was derived from Endurance’s audited financial statements.
[a] Excludes the $230.0 million at September 30, 2016 (December 31, 2015 - $460.0 million) liquidation value of the preferred shares.
[b] The Company has included diluted book value per common share because it takes into account the effect of dilutive securities; therefore, the Company believes it is a better measure of calculating shareholder returns than book value per common share.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of United States dollars, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015
Revenues
Gross premiums written	$760,687	$642,597	$3,509,294	$2,805,213

Net premiums written	$348,986	$336,690	$2,005,596	$1,660,727
Change in unearned premiums	261,170	220,313	(242,641)	(255,730)

Net premiums earned	610,156	557,003	1,762,955	1,404,997
Other underwriting (loss) income	(466)	227	(1,980)	4,022
Net investment income	62,236	16,533	117,394	90,646
Net realized and unrealized gains	13,405	5,029	33,539	32,898
Net impairment losses recognized in earnings	(183)	(38)	(10,647)	(1,111)
Total revenues	685,148	578,754	1,901,261	1,531,452

Expenses
Net losses and loss expenses	331,462	263,993	950,902	675,051
Acquisition expenses	121,391	90,457	337,194	257,521
General and administrative expenses	67,738	60,793	195,042	170,648
Corporate expenses	11,952	74,308	35,553	99,210
Amortization of intangibles	21,154	11,318	63,471	14,496
Net foreign exchange (gains) losses	(18,576)	8,621	(63,056)	29,154
Interest expense	10,826	12,324	33,053	30,445
Total expenses	545,947	521,814	1,552,159	1,276,525

Income before income taxes	139,201	56,940	349,102	254,927
Income tax benefit (expense)	199	(2,410)	2,570	(7,712)
Net income	139,400	54,530	351,672	247,215

Net income attributable to non-controlling interests	(5,679)	(2,707)	(18,456)	(2,707)

Net income available to the Company	133,721	51,823	333,216	244,508

Preferred dividends	(3,651)	(8,188)	(20,147)	(24,564)

Net income available to common and participating common shareholders	$130,070	$43,635	$313,069	$219,944

Per share data
Basic earnings per common share	$1.93	$0.73	$4.65	$4.41
Diluted earnings per common share	$1.92	$0.73	$4.64	$4.39

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Three Months Ended September 30, 2016
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$568,277	$192,410	$760,687
Ceded premiums written	(365,573)	(46,128)	(411,701)
Net premiums written	202,704	146,282	348,986
Net premiums earned	272,603	337,553	610,156
Other underwriting loss	—	(466)	(466)
Total underwriting revenues	272,603	337,087	609,690

Expenses
Net losses and loss expenses	202,717	128,745	331,462
Acquisition expenses	41,773	79,618	121,391
General and administrative expenses	40,658	27,080	67,738
	285,148	235,443	520,591
Underwriting (loss) income	$(12,545)	$101,644	89,099

Net investment income			62,236
Corporate expenses			(11,952)
Interest expense			(10,826)
Amortization of intangibles			(21,154)
Net foreign exchange gains			18,576
Net realized and unrealized gains			13,405
Net impairment losses recognized in earnings			(183)
Income before income taxes			$139,201

Net loss ratio	74.4%	38.1%	54.3%
Acquisition expense ratio	15.3%	23.6%	19.9%
General and administrative expense ratio	14.9%	8.0%	13.1%	[a]
Combined ratio	104.6%	69.7%	87.3%

[a] The total general and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Three Months Ended September 30, 2015
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$448,563	$194,034	$642,597
Ceded premiums written	(273,626)	(32,281)	(305,907)
Net premiums written	174,937	161,753	336,690
Net premiums earned	234,143	322,860	557,003
Other underwriting income	—	227	227
Total underwriting revenues	234,143	323,087	557,230

Expenses
Net losses and loss expenses	139,603	124,390	263,993
Acquisition expenses	24,375	66,082	90,457
General and administrative expenses	31,880	28,913	60,793
	195,858	219,385	415,243
Underwriting income	$38,285	$103,702	141,987

Net investment income			16,533
Corporate expenses			(74,308)
Interest expense			(12,324)
Amortization of intangibles			(11,318)
Net foreign exchange losses			(8,621)
Net realized and unrealized gains			5,029
Net impairment losses recognized in earnings			(38)
Income before income taxes			$56,940

Net loss ratio	59.6%	38.5%	47.4%
Acquisition expense ratio	10.4%	20.5%	16.2%
General and administrative expense ratio	13.6%	9.0%	24.3%	[a]
Combined ratio	83.6%	68.0%	87.9%

[a] The total general and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Nine Months Ended September 30, 2016
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$1,997,100	$1,512,194	$3,509,294
Ceded premiums written	(1,183,850)	(319,848)	(1,503,698)
Net premiums written	813,250	1,192,346	2,005,596
Net premiums earned	745,956	1,016,999	1,762,955
Other underwriting loss	—	(1,980)	(1,980)
Total underwriting revenues	745,956	1,015,019	1,760,975

Expenses
Net losses and loss expenses	499,104	451,798	950,902
Acquisition expenses	104,999	232,195	337,194
General and administrative expenses	108,912	86,130	195,042
	713,015	770,123	1,483,138
Underwriting income	$32,941	$244,896	277,837

Net investment income			117,394
Corporate expenses			(35,553)
Interest expense			(33,053)
Amortization of intangibles			(63,471)
Net foreign exchange gains			63,056
Net realized and unrealized gains			33,539
Net impairment losses recognized in earnings			(10,647)
Income before income taxes			$349,102

Net loss ratio	66.9%	44.4%	53.9%
Acquisition expense ratio	14.1%	22.8%	19.1%
General and administrative expense ratio	14.6%	8.5%	13.1%	[a]
Combined ratio	95.6%	75.7%	86.1%

[a] General and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Nine Months Ended September 30, 2015
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$1,653,647	$1,151,566	$2,805,213
Ceded premiums written	(984,372)	(160,114)	(1,144,486)
Net premiums written	669,275	991,452	1,660,727
Net premiums earned	571,467	833,530	1,404,997
Other underwriting income	—	4,022	4,022
Total underwriting revenues	571,467	837,552	1,409,019

Expenses
Net losses and loss expenses	359,598	315,453	675,051
Acquisition expenses	57,960	199,561	257,521
General and administrative expenses	89,289	81,359	170,648
	506,847	596,373	1,103,220
Underwriting income	$64,620	$241,179	305,799

Net investment income			90,646
Corporate expenses			(99,210)
Interest expense			(30,445)
Amortization of intangibles			(14,496)
Net foreign exchange losses			(29,154)
Net realized and unrealized gains			32,898
Net impairment losses recognized in earnings			(1,111)
Income before income taxes			$254,927

Net loss ratio	63.0%	37.8%	48.1%
Acquisition expense ratio	10.1%	23.9%	18.3%
General and administrative expense ratio	15.6%	9.8%	19.2%	[a]
Combined ratio	88.7%	71.5%	85.6%

[a] General and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS

As Reported

		Three Months Ended September 30,
		Insurance		Reinsurance		Total
		2016	2015	2016	2015	2016		2015

	Net loss ratio	74.4%	59.6%	38.1%	38.5%	54.3%		47.4%
	Acquisition expense ratio	15.3%	10.4%	23.6%	20.5%	19.9%		16.2%
	General and administrative expense ratio	14.9%	13.6%	8.0%	9.0%	13.1%	[a]	24.3%	[a]
	Combined ratio [b]	104.6%	83.6%	69.7%	68.0%	87.3%		87.9%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

		Three Months Ended September 30,
		Insurance		Reinsurance		Total
		2016	2015	2016	2015	2016		2015

	Net loss ratio	3.5%	9.6%	13.2%	13.9%	8.9%		12.1%

Net of Prior Year Net Loss Reserve Development

		Three Months Ended September 30,
		Insurance		Reinsurance		Total
		2016	2015	2016	2015	2016		2015

	Net loss ratio	77.9%	69.2%	51.3%	52.4%	63.2%		59.5%
	Acquisition expense ratio	15.3%	10.4%	23.6%	20.5%	19.9%		16.2%
	General and administrative expense ratio	14.9%	13.6%	8.0%	9.0%	13.1%	[a]	24.3%	[a]
	Combined ratio [b]	108.1%	93.2%	82.9%	81.9%	96.2%		100.0%

[a]	The total general and administrative expense ratio includes general and administrative expenses and corporate expenses.
[b]
The combined ratio is the sum of the net loss, acquisition expense and general and administrative expense ratios, and the total combined ratio includes corporate expenses. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS

As Reported

		Nine Months Ended September 30,
		Insurance		Reinsurance		Total
		2016	2015	2016	2015	2016		2015

	Net loss ratio	66.9%	63.0%	44.4%	37.8%	53.9%		48.1%
	Acquisition expense ratio	14.1%	10.1%	22.8%	23.9%	19.1%		18.3%
	General and administrative expense ratio	14.6%	15.6%	8.5%	9.8%	13.1%	[a]	19.2%	[a]
	Combined ratio [b]	95.6%	88.7%	75.7%	71.5%	86.1%		85.6%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

		Nine Months Ended September 30,
		Insurance		Reinsurance		Total
		2016	2015	2016	2015	2016		2015

	Net loss ratio	7.6%	10.8%	11.5%	14.6%	9.9%		13.0%

Net of Prior Year Net Loss Reserve Development

		Nine Months Ended September 30,
		Insurance		Reinsurance		Total
		2016	2015	2016	2015	2016		2015

	Net loss ratio	74.5%	73.8%	55.9%	52.4%	63.8%		61.1%
	Acquisition expense ratio	14.1%	10.1%	22.8%	23.9%	19.1%		18.3%
	General and administrative expense ratio	14.6%	15.6%	8.5%	9.8%	13.1%	[a]	19.2%	[a]
	Combined ratio [b]	103.2%	99.5%	87.2%	86.1%	96.0%		98.6%

[a]	The total general and administrative expense ratio includes general and administrative expenses and corporate expenses.
[b]
The combined ratio is the sum of the net loss, acquisition expense and general and administrative expense ratios, and the total combined ratio includes corporate expenses. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

The following tables show Endurance's gross and net premiums written for the quarter ended September 30, 2016 and 2015:

	Three Months Ended		Three Months Ended
	September 30, 2016		September 30, 2015
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$151,483	$49,062	$156,145	$29,634
Casualty and other specialty	168,644	68,211	128,509	64,490
Professional lines	97,432	30,328	80,069	37,479
Property, marine/energy and aviation	150,718	55,103	83,840	43,334
Subtotal Insurance	$568,277	$202,704	$448,563	$174,937

Reinsurance
Catastrophe	$51,040	$32,696	$40,660	$14,814
Property	41,975	40,882	53,423	52,887
Casualty	35,438	35,772	42,802	42,802
Professional lines	33,289	31,883	31,705	31,705
Specialty	30,668	5,049	25,444	19,545
Subtotal Reinsurance	$192,410	$146,282	$194,034	$161,753

Total	$760,687	$348,986	$642,597	$336,690

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

The following tables show Endurance's gross and net premiums written for the nine months ended September 30, 2016 and 2015:

	Nine Months Ended		Nine Months Ended
	September 30, 2016		September 30, 2015
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$714,621	$254,727	$785,073	$254,771
Casualty and other specialty	484,980	209,673	375,247	174,850
Professional lines	297,526	124,866	231,565	105,153
Property, marine and energy	499,973	223,984	261,762	134,501
Subtotal Insurance	$1,997,100	$813,250	$1,653,647	$669,275

Reinsurance
Catastrophe	$488,865	$319,245	$304,900	$190,579
Property	229,087	222,242	209,683	206,454
Casualty	216,421	215,412	149,032	149,032
Professional lines	217,476	215,134	209,803	209,803
Specialty	360,345	220,313	278,148	235,584
Subtotal Reinsurance	$1,512,194	$1,192,346	$1,151,566	$991,452

Total	$3,509,294	$2,005,596	$2,805,213	$1,660,727

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS OF NON-GAAP MEASURES
In presenting the Company’s results, management has included and discussed certain non-GAAP measures. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company’s business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP.
Operating income is an internal performance measure used by the Company in the management of its operations. Operating income represents operational results excluding, as applicable, net realized and unrealized gains, net impairment losses recognized in earnings and net foreign exchange gains because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. The Company believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income determined in accordance with GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the Company’s results of operations in a manner similar to to that used by management to analyze the Company’s underlying business performance. Operating income should not be viewed as a substitute for GAAP net income.

Operating income per diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income allocated to common shareholders (which excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating income divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Endurance believes that showing operating income per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to that used by management to analyze the Company’s underlying business performance. Operating income per dilutive common share should not be viewed as substitutes for GAAP net income per dilutive common share.
Return on Average Equity (ROAE) is comprised using the average common equity calculated as the arithmetic average of the beginning and ending common equity balances by quarter for stated periods. Return on Beginning Equity (ROBE) is comprised using the beginning common equity for stated periods. The Company presents various measures of Return on Equity that are commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS OF NON-GAAP MEASURES

The following is a reconciliation of Endurance's net income, net income per diluted common share, net income allocated to common shareholders under the two-class method and annualized return on average common equity to operating income, operating income per diluted common share, operating income allocated to common shareholders under the two-class method and annualized operating return on average common equity (all non-GAAP measures) for the three and nine months ended September 30, 2016 and 2015:

(amounts expressed in thousands of United States dollars, except share, per share amounts and ratios)	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income available to the Company	$133,721	$51,823	$333,216	$244,508
(Less) add items:
Net foreign exchange (gains) losses	(18,576)	8,621	(63,056)	29,154
Net realized and unrealized gains	(13,405)	(5,029)	(33,539)	(32,898)
Net impairment losses recognized in earnings	183	38	10,647	1,111
Income tax expense (benefit)	4,508	326	14,880	1,010
Operating income before preferred dividends	$106,431	$55,779	$262,148	$242,885
Preferred dividends	(3,651)	(8,188)	(20,147)	(24,564)
Operating income allocated to common and
participating common shareholders	$102,780	$47,591	$242,001	$218,321

Operating income allocated to common
shareholders under the two-class method	$100,720	$46,227	$236,851	$211,927

Weighted average diluted common shares	66,241,949	58,046,148	65,982,413	48,592,101

Operating income per diluted common share [b]	$1.52	$0.80	$3.59	$4.36

Average common equity [a]	$4,675,441	$3,619,888	$4,568,083	$2,829,445

Operating return on average common equity	2.2%	1.3%	5.3%	7.1%

Annualized operating return on average common equity	8.8%	5.3%	7.1%	9.4%

Net income available to the Company	$133,721	$51,823	$333,216	$244,508
Preferred dividends	(3,651)	(8,188)	(20,147)	(24,564)
Net income available to common and
participating common shareholders	$130,070	$43,635	$313,069	$219,944

Net income allocated to common shareholders
under the two-class method	$127,463	$42,384	$306,407	$213,502

Net income per diluted common share [b]	$1.92	$0.73	$4.64	$4.39

Return on average common equity, Net income	2.8%	1.2%	6.9%	7.1%

Annualized return on average common equity, Net income	11.1%	4.8%	9.1%	9.5%
[a] Average common equity is calculated as the quarterly weighted average of the beginning and ending common equity balances for the stated period, which excludes the $230.0 million at September 30, 2016 (December 31, 2015 - $460.0 million; September 30, 2015 - $430.0 million) liquidation value of the preferred shares.
[b] Represents diluted income per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS OF NON-GAAP MEASURES
Net negative financial impact includes the sum of net losses and loss expenses, reinstatement premiums assumed and ceded and non-controlling interests related to specific catastrophe events occurring in the current periods. The Company believes that showing the net negative financial impact of the catastrophe related events enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the Company’s results of operations in a manner similar to that used by management to analyze the Company’s underlying business performance.

The following is a reconciliation of Endurance's net losses and loss expenses, net reinstatement premiums and non-controlling interest related to catastrophe events occurring in the third quarter and nine months ended September 30, 2016 to the net negative financial impact (non-GAAP measure) of these events on net income available to the Company for the three and nine months ended September 30, 2016:

(amounts expressed in thousands of United States dollars, except ratio)	For the three months ended September 30, 2016		For the nine months ended September 30, 2016
	Catastrophe Impact	Net loss ratio impact	Catastrophe Impact	Net loss ratio impact

Net losses and loss expenses	$—		$85,037
Less: net reinstatement premiums	—		10,333
Net negative financial impact on net income	—	—%	74,704	4.5%
Less: net negative financial impact attributable to non-controlling interest	—		7,126
Net negative financial impact on net income available to the Company	$—		$67,578
Total investment return is calculated by dividing net investment income, net realized and unrealized gains, net impairment losses recognized in earnings, and net increase in unrealized gains included in other comprehensive income before deferred tax offsets by average invested assets at fair value. The Company utilizes and presents the total investment return in order to better disclose the performance of the Company’s investments and to show the components of the Company’s ROE.

The following is a reconciliation of Endurance's net investment income, net realized and unrealized gains, net impairment losses recognized in earnings and net increase in unrealized gains included in other comprehensive income before deferred tax offsets to total investment income and total investment return (non-GAAP measures) for the three and nine months ended September 30, 2016:

	Three Months Ended September 30,		Nine Months Ended September 30,
(amounts expressed in thousands of United States dollars)	2016	2015	2016	2015

Net investment income	$62,236	$16,533	$117,394	$90,646
Net realized and unrealized gains	13,405	5,029	33,539	32,898
Net impairment losses recognized in earnings	(183)	(38)	(10,647)	(1,111)
Net increase in unrealized gains included in other comprehensive income, before deferred tax offsets	21,136	(29,906)	137,730	(72,396)
Total investment income	$96,594	$(8,382)	$278,016	$50,037

Average invested assets and cash at fair value [a]	8,722,483	7,730,545	8,856,851	7,756,033

Total investment return	1.11%	(0.11)%	3.14%	0.65%
[a] Average invested assets and cash at fair value includes total trading, available for sale and other investments, cash and cash equivalents, net receivable on sales of investments and net payable on purchase of investments.

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